UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan		49351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 18, 2013, the stockholders of Wolverine World Wide, Inc. (the “Company”) approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2013 (the “Plan”). The Board of Directors of the Company had previously adopted and approved the Plan on February 6, 2013 and approved an increase in the maximum number of shares of the Company’s common stock permitted to be reserved thereunder on February 22, 2013, in each case subject to stockholder approval. The purpose of the Plan is to stimulate the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be Plan participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses. As a result of stockholder approval of the Plan, no further awards will be made under the Company’s Stock Incentive Plan of 2010.

A summary of the material terms of the Plan is set forth on pages 74 to 83 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2013, and is incorporated herein by reference. That summary and the foregoing description of the Plan are qualified in their entirety by reference to the text of the Plan, which was previously filed with the SEC on February 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved four proposals. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Election of Directors – Terms Expiring in 2016

The stockholders elected three candidates nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of stockholders to be held in 2016 or until their respective successors, if any, have been elected and are qualified. The following sets forth the results of the voting with respect to each candidate:

Name of Candidate	Shares Voted
	For	Authority Withheld	Broker Non-Votes
Jeffrey M. Boromisa	42,124,242	1,046,267	3,340,689
David T. Kollat	41,905,525	1,264,984	3,340,689
Timothy J. O’Donovan	41,551,041	1,619,468	3,340,689

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
39,137,289	7,235,687	138,222	0

Proposal 3: Advisory Resolution on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
42,031,113	690,707	448,869	3,340,509

Proposal 4: Approval of Wolverine World Wide, Inc. Stock Incentive Plan 2013

The stockholders approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2013. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
39,902,107	3,069,303	199,279	3,340,509

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2013. Previously filed with the SEC as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on February 27, 2013. Here incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ R. Paul Guerre
R. Paul Guerre Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2013. Previously filed with the SEC as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on February 27, 2013. Here incorporated by reference.

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